Exhibit 99.1

News Release

New Conference Call Number: ON Semiconductor to Announce Fourth

Quarter and 2015 Financial Results

Company provides NEW conference-call details

PHOENIX, Ariz. – Feb. 8, 2016 – ON Semiconductor Corporation (Nasdaq: ON) plans to announce its financial results for the fourth quarter ending December 31, 2015, on Monday, February 8, 2016.

The company will host a conference call at 10:15 a.m. Eastern Time (EST) on Feb. 8, 2016, following the release of its financial results. Please make note of the new number. Investors and interested parties can access the conference call in the following manner:

•	Webcast: A live webcast of the conference call will be available via the “Investors” section of the company’s website at http://www.onsemi.com. The re-broadcast of the call will be available at this site approximately one hour following the live broadcast and will remain available for 30 days.

•	Teleconference: A telephone conference of the earnings report can be accessed by dialing (877) 362-3812 (U.S./Canada) or (262) 558-6157 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 48678179.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power and signal management, logic, standard and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical and military/aerospace applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

Follow @onsemi on Twitter: www.twitter.com/onsemi.

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ON Semiconductor to Announce Fourth Quarter and 2015 Financial Results

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

Contacts

Kris Martino Corporate/Media Communications ON Semiconductor (312) 909-0661 kris.martino@onsemi.com	Parag Agarwal Vice President Investor Relations and Corporate Development ON Semiconductor (602) 244-3437 investor@onsemi.com